Exhibit 99.1

New American Drone and Defense Company to be Created Through Merger of Powerus and Aureus Greenway Holdings

- Notable Investors of Combined Company Include American Venture Partners Eric Trump and Donald Trump Jr.; Additional Support from Leading U.S. Drone Manufacturer Unusual Machines (“UMAC”) and a Strategic $50 Million Investment

- Combination Advances American Domination of Drone Industry and Autonomous Systems Innovation

WEST PALM BEACH, Fla., March 09, 2026 (GLOBE NEWSWIRE) — Aureus Greenway Holdings Inc. (Nasdaq: AGH) today announced that AGH and Autonomous Power Corporation, doing business as Powerus (www.Power.us), a company co-founded by former U.S. Army Special Operations veterans that builds and scales autonomous drone systems for military and commercial use in high-risk environments, have entered into a definitive merger agreement. Upon completion of the merger, the combined company will operate under the name Powerus Corporation and work to support American drone industry dominance through domestic manufacturing, autonomous systems innovation, and strategic defense partnerships. AGH shares will continue to trade under the ticker “AGH” until completion of the transaction.

Powerus is led by a founding team whose expertise is shaped through years of battlefield operational experience deploying drone technology in active conflict environments worldwide. Its wholly owned subsidiaries, Kaizen Aerospace, Inc., Tandem Defense LLC, and Agile Autonomy LLC, provide specialized capabilities across heavy-lift unmanned aerial systems capable of 500lb+ payloads, tactical defense platforms, and maritime surveillance systems. Backed by U.S.-based manufacturing and a leadership team with demonstrated experience in scaling companies from formation through public markets, this alignment around American drone development, manufacturing, and deployment underscores a strategic rationale for the combination and the growing institutional recognition of autonomous systems as a defining infrastructure investment.

“Powerus was built by individuals who have spent years operating in active combat environments where this technology must perform,” said Brett Velicovich, Co-Founder of Powerus and a former U.S. Army special operations veteran. “We know what works, we’ve seen what fails, and what operators relying on these systems actually need because we have been alongside them in battle. That knowledge shapes every decision we make. The opportunity in front of us is significant, and we intend to capture it.”

Dominari Holdings (Nasdaq: DOMH) President Kyle Wool, stated, “We believe strongly in the critical importance of building this technology here in America. Drone technology is increasingly central to modern security and infrastructure, and America must lead in this critical area. American Ventures and I personally have been early and substantial investors in this transaction because we believe in strengthening the nation through technological leadership.”

Matthew J. Saker, Interim Chief Executive Officer of AGH stated, “The need for and uses of autonomous technologies, such as those produced by Powerus, are front page news given developments in the Middle East and elsewhere. This business combination is not just a compelling opportunity for AGH stockholders, but one made even more relevant by current geopolitical uncertainties. Powerus brings a disciplined strategic framework, a leadership team with a track record of building public companies, and an opportunity to expand manufacturing across two of the world’s most capable industrial economies. The UAS platform they are building addresses large-scale, real-world demand, and it is being built by people who have seen that demand firsthand.”

TRANSACTION DETAILS

Merger Agreement

Under the terms of the agreement, Powerus will merge with and into a newly-formed subsidiary of AGH, with Powerus continuing as the surviving entity and AGH adopting the name “Powerus Corporation.” The combined company expects to be listed on Nasdaq under the ticker “PUSA.” The merger transaction was unanimously approved by the boards of directors of both companies and a majority of each company’s stockholders.

The merger transaction remains subject to the satisfaction of customary closing conditions, including the effectiveness of a registration statement on Form S-4 covering the offering of shares of common stock to Powerus stockholders and receipt of any required regulatory approvals. The merger is expected to close in summer 2026. There can be no assurance that the proposed transactions will be consummated, or as to the timing of any such consummation.

Powerus Private Placement

Powerus has also secured an additional investment from the Korea Climate & Governance Improvement Fund (KCGI). KCGI has committed to purchase $50 million of Powerus common stock by April 6, 2026. KCGI will support Powerus’s access to an allied-nation supply chain network, which moves Powerus away from reliance on non-allied nations for support and strengthens Powerus’s domestic manufacturing position.

AGH Private Placement

AGH has entered into securities purchase agreements with certain institutional and accredited investors, including Unusual Machines, Inc. (NYSE American: UMAC) and the Agostinelli Group (the “Investors”), pursuant to which AGH agreed to issue and sell to the Investors in a private placement an aggregate of 3,009,667 shares of AGH’s common stock, par value $0.0001 per share (or pre-funded warrants to purchase in lieu thereof at a price of $3.00 per share (the “Private Placement”). The Private Placement is expected to close on March 9, 2026 and AGH expects to receive aggregate gross proceeds of approximately $9,029,002, before deducting placement agent fees and offering expenses. AGH intends to use the proceeds from the offering for working capital and general corporate purposes. Dominari Securities LLC is acting as placement agent for the Private Placement.

ADVISORS

Dominari Securities LLC and Revere Securities LLC (collectively the “Advisors”) are acting as financial advisors to Aureus Greenway Holdings Inc. Sichenzia Ross Ference Carmel LLP is serving as legal counsel to the Advisors. Faegre Drinker Biddle & Reath is serving as legal counsel to Powerus. Ortoli Rosenstadt LLP is serving as legal counsel to AGH.

ABOUT POWERUS

Powerus is building the industrial infrastructure layer for the autonomous world; a platform for acquiring, integrating, and scaling autonomous systems designed to operate in high-consequence environments across defense, critical infrastructure, and precision agriculture. Founded by a team with direct operational experience in active conflict environments and humanitarian operations worldwide, Powerus brings together field-validated technologies under a common operating architecture, supported by U.S.-based manufacturing and leadership with demonstrated experience building companies from formation to public markets. Powerus operates through wholly-owned subsidiaries Kaizen Aerospace, Tandem Defense, and Agile Autonomy. For more information, visit power.us.

ABOUT AUREUS GREENWAY HOLDINGS INC.

Aureus Greenway Holdings Inc. (Nasdaq: AGH) owns and operates golf course properties in Florida, including Kissimmee Bay Country Club and Remington Golf Club in the greater Orlando region. Following the transaction, these properties are expected to continue operations and may serve as proving grounds for Powerus precision agriculture drone systems. For more information, visit aureusgreenway.com.

ABOUT KOREA CLIMATE & GOVERNANCE IMPROVEMENT FUND (KCGI)

KCGI is a Seoul-based investment group and one of the fastest-growing private equity platforms in South Korea. This investment will be made through KCGI’s forthcoming “Innovation & Growth ESG Fund.” Since its establishment in 2018, KCGI has delivered strong returns through improvements in corporate governance, enhanced ESG practices, and the development of new growth drivers at portfolio companies. For more information, visit kcgifund.com.

The hyperlink above directs to a third-party website not affiliated with AGH or Powerus. The linked content is independently maintained and does not form part of this press release or any SEC filing. Neither party controls, endorses, or makes any representation regarding the accuracy or completeness of the linked content.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the proposed business combination and anticipated benefits thereof, including future financial and operating results, statements related to the expected timing of the completion of the transactions, the plans, objectives, expectations and intentions of either company or of the combined company following the merger, anticipated future results of either company or of the combined company following the merger, the anticipated benefits and strategic and financial rationale of the merger and other statements that are not historical facts. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “targets,” “scheduled,” “plans,” “intends,” “goal,” “anticipates,” “expects,” “believes,” “forecasts,” “outlook,” “estimates,” “potential,” or “continue” or negatives of such terms or other comparable terminology. The forward-looking statements are based on current expectations and assumptions believed to be reasonable, but there is no assurance that they will prove to be accurate.

All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of AGH or Powerus to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk of delays in consummating the potential transaction, including as a result of required shareholder and regulatory approvals, including Nasdaq listing requirements which may not be obtained on the expected timeline, or at all, (2) the risk of any event, change or other circumstance that could give rise to the termination of the merger agreement, (3) the possibility that any of the anticipated benefits and projected synergies of the potential transactions will not be realized or will not be realized within the expected time period, (4) the limited operational history of Powerus as a combined organization and integration risks of acquired businesses, (5) diversion of management’s attention or disruption to the parties’ businesses as a result of the announcement and pendency of the transaction, including potential distraction of management from current plans and operations of AGH or Powerus and the ability of AGH or Powerus to retain and hire key personnel, (6) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the transaction, (7) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (8) the outcome of any legal or regulatory proceedings that may be instituted against AGH or Powerus related to the merger agreement or the transaction, (9) the risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction, (10) legislative, regulatory, political, market, economic and other conditions, developments and uncertainties affecting AGH’s or Powerus’s businesses; (11) the evolving legal, regulatory, tax, and international trade regimes; (12) the nature, cost and outcome of potential litigation and other legal proceedings, including any such proceedings related to the transactions, (13) restrictions during the pendency of the proposed transaction that may impact AGH’s or Powerus’s ability to pursue certain business opportunities or strategic transactions; and (14) unpredictability and severity of catastrophic events, including, but not limited to, extreme weather, natural disasters, acts of terrorism or outbreak of war or hostilities, as well as AGH’s and Powerus’s response to any of the aforementioned factors.

Additional factors which could affect future results of AGH and Powerus can be found in AGH’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at http://www.sec.gov. Neither Powerus nor AGH undertakes any obligation to update forward-looking statements, except as required by law.

NO OFFER OR SOLICITATION

This document is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

IMPORTANT INFORMATION AND WHERE TO FIND IT

In connection with the transaction, AGH will file a registration statement on Form S-4 with the SEC, which will include an information statement and preliminary prospectus of AGH. After the registration statement is declared effective, AGH will mail to its stockholders a definitive information statement. Additionally, AGH expects to file other relevant materials in connection with the merger with the SEC. Investors and security holders are urged to read the registration statement and joint information statement/prospectus when they become available (and any other documents filed with the SEC in connection with the transaction or incorporated by reference into the joint information statement/prospectus) because such documents will contain important information regarding the proposed transaction and related matters. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by AGH through the website maintained by the SEC at http://www.sec.gov or at AGH’s website at https://www.aureusgreenway.com/secfilings.

MEDIA AND INVESTOR RELATIONS

IR@aureusgreenway.com